Exhibit 99.1

Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com
iRobot Reports Second-Quarter Financial Results
Exceeds Expectations; Increases 2011 Outlook
BEDFORD, Mass., July 26, 2011 — iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the second quarter ended July 2, 2011.
•	Revenue for the second quarter of 2011 increased 11 percent to $108.1 million, compared with $97.8 million for the same quarter one year ago. Revenue for the first half of 2011 also increased 11 percent to $214.4 million from $192.7 million last year.

•	Net income in the second quarter of 2011 was $8.0 million, compared with $5.3 million in the second quarter of 2010. For the first half, net income was $15.5 million, up from $11.5 million a year ago.

•	Quarterly earnings per share grew by 45 percent to $0.29, compared with $0.20 in the second quarter last year. First-half earnings per share were $0.56, up from $0.44 in 2010, an increase of 27 percent.

•	Adjusted EBITDA for the second quarter of 2011 was $16.2 million, compared with $12.4 million in the second quarter of 2010. Adjusted EBITDA for the first half of 2011 was $31.3 million, compared with $26.1 million a year ago.
“Our performance in the second quarter and first half was outstanding, particularly given very challenging 2010 comps,” said Colin Angle, chairman and chief executive officer of iRobot. “Our second-quarter results exceeded our expectations for both divisions and reflect a positive trend in domestic consumer spending for our home robot products. Following strong performance by both divisions and our expectations for continuing profitable growth, we are increasing our full-year expectations.”
Business Highlights
•	Strong demand in both domestic and overseas markets drove a 21 percent year-over-year increase in second-quarter home robot revenue. In Q2, domestic home robot revenue grew 30 percent while international home robot revenue grew 16 percent and comprised 65 percent of total home robot revenue.

•	During the second quarter, the Government and Industrial Robots division received delivery orders totaling $41 million, primarily for delivery of PackBot and SUGV robots.

•	Cash and investments totaled $123 million at the end of the second quarter, up $24 million from Q2 2010. The company increased its revolving credit facility to $75 million, providing additional financial capacity.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

Financial Expectations
Management provides the following expectations with respect to the third quarter ending October 1, 2011.

Q3 2011:
Revenue	$115 — $120 million
Earnings Per Share	$0.22 — $0.26
Adjusted EBITDA	$14 — $16 million
Management raises its expectations for the full year ending December 31, 2011.

Fiscal Year 2011:	Current	Prior
Revenue	$460 — $470 million	$450 — $465 million
Earnings Per Share	$1.04 — $1.10	$0.90 — $1.00
Adjusted EBITDA	$62 — $64 million	$58 — $62 million
Second-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the second fiscal quarter and outlook for the third quarter and full year 2011 financial performance. Pertinent details include:

Date:	Wednesday, July 27, 2011
Time:	8:30 a.m. ET
Call-In Number:	617-786-2964
Passcode:	20572285
A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through August 3, and can be accessed by dialing 617-801-6888, passcode 35680683.
About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, anticipated revenue, Adjusted EBITDA and earnings per share for fiscal year 2011 and the third quarter of 2011. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This release includes Adjusted EBITDA, a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Revenue
Product revenue	$97,396	$85,945	$194,107	$172,056
Contract revenue	10,686	11,859	20,252	20,678

Total	108,082	97,804	214,359	192,734

Cost of Revenue
Product revenue	57,835	55,825	114,025	111,425
Contract revenue	7,711	8,009	14,344	14,622

Total	65,546	63,834	128,369	126,047

Gross Margin	42,536	33,970	85,990	66,687
Operating Expense
Research & development	8,146	5,691	16,875	10,190
Selling & marketing	12,767	10,581	25,748	20,225
General & administrative	10,097	9,313	20,697	17,789

Total	31,010	25,585	63,320	48,204

Operating income	11,526	8,385	22,670	18,483
Other income, net	112	40	350	69

Pre-tax income	11,638	8,425	23,020	18,552
Income tax expense	3,614	3,111	7,519	7,070

Net income	$8,024	$5,314	$15,501	$11,482

Net income per common share:
Basic	$0.30	$0.21	$0.59	$0.46
Diluted	$0.29	$0.20	$0.56	$0.44

Shares used in per common share calculations:
Basic	26,667	25,294	26,388	25,217
Diluted	27,911	26,375	27,733	26,226

Stock-based compensation included in above figures:
Cost of product revenue	$320	$355	$571	$687
Cost of contract revenue	156	110	250	236
Research & development	239	245	320	277
Selling & marketing	158	289	339	645
General & administrative	1,538	1,202	2,710	2,246

Total	$2,411	$2,201	$4,190	$4,091

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Condensed Consolidated Balance Sheet
(unaudited, in thousands)

	July 2,	January 1,
	2011	2011
Assets

Cash and equivalents	$108,725	$108,383
Short term investments	13,816	13,928
Accounts receivable, net	34,529	34,056
Unbilled revenues	8,034	4,012
Inventory	34,202	27,160
Deferred tax assets	13,223	12,917
Other current assets	10,910	6,137

Total current assets	223,439	206,593
Property, plant and equipment, net	28,128	25,620
Deferred tax assets	8,733	8,338
Other assets	13,563	13,780

Total assets	$273,863	$254,331

Liabilities and stockholders’ equity

Accounts payable	$33,273	$38,689
Accrued expenses	13,854	15,790
Accrued compensation	13,094	17,827
Deferred revenue and customer advances	2,040	3,534

Total current liabilities	62,261	75,840

Long term liabilities	3,850	3,584

Stockholders’ equity	207,752	174,907

Total liabilities and stockholders’ equity	$273,863	$254,331

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Cash Flows
(unaudited, in thousands)

	For the three months ended		For the six months ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$8,024	$5,314	$15,501	$11,482
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,457	1,917	4,640	3,755
Loss on disposal of property and equipment	3	2	473	47
Stock-based compensation	2,411	2,201	4,190	4,091
Benefit from deferred tax assets	(1,167)	—	(1,167)	—
Non-cash director deferred compensation	44	33	82	66
Changes in operating assets and liabilities — (use) source
Accounts receivable	(6,920)	(1,054)	(473)	8,038
Unbilled revenue	(100)	978	(4,022)	(482)
Inventory	869	(816)	(7,042)	1,722
Other assets	(2,880)	44	(4,809)	797
Accounts payable	(10,971)	2,277	(5,416)	1,209
Accrued expenses	(974)	(990)	(1,889)	(1,031)
Accrued compensation	4,945	4,850	(4,733)	(2,372)
Deferred revenue	(1,608)	(7)	(1,494)	(1,939)
Change in long term liabilities	(123)	(107)	266	(215)

Net cash provided by (used in) operating activities	(5,990)	14,642	(5,893)	25,168

Cash flows from investing activities:
Purchase of property and equipment	(2,654)	(3,629)	(7,208)	(5,668)
Purchases of investments	—	(7,831)	(5,000)	(25,411)
Sales of investments	2,500	7,500	5,000	7,500

Net cash used in investing activities	(154)	(3,960)	(7,208)	(23,579)

Cash flows from financing activities:
Proceeds from stock option exercises	4,013	1,823	8,597	1,927
Income tax withholding payment associated with restricted stock vesting	(356)	(120)	(809)	(279)
Tax benefit of excess stock based compensation deductions	3,213	568	5,655	717

Net cash provided by financing activities	6,870	2,271	13,443	2,365

Net increase in cash and cash equivalents	726	12,953	342	3,954
Cash and cash equivalents, at beginning of period	107,999	62,857	108,383	71,856

Cash and cash equivalents, at end of period	$108,725	$75,810	$108,725	$75,810

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Revenue: *

Home Robots	$63,892	$52,904	$131,774	$105,450

Domestic	$22,395	$17,162	$40,453	$33,258
International	$41,497	$35,742	$91,321	$72,192

Government & Industrial	$44,190	$44,900	$82,585	$87,283

Domestic	$43,378	$41,365	$73,580	$76,605
International	$812	$3,535	$9,005	$10,678

Product	$33,504	$33,041	$62,333	$66,605
Contract	$10,686	$11,859	$20,252	$20,678

Product Life Cycle	$6,617	$9,582	$19,320	$17,561

Gross Margin Percent:
Home Robots	44.1%	39.2%	44.8%	38.6%
Government & Industrial	32.5%	29.5%	32.6%	29.8%
Total Company	39.4%	34.7%	40.1%	34.6%

Units shipped:
Home Robots *	328	294	677	581
Government & Industrial	192	250	306	516

Average gross selling prices for robot units:
Home Robots	$195	$188	$194	$189
Government & Industrial *	$140	$94	$141	$95

Government & Industrial Funded Product Backlog *	$15,118	$12,164	$15,118	$12,164

Days sales outstanding	36	27	36	27

Days in inventory	54	50	54	50

Headcount	687	613	687	613

* in thousands
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the six months ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Net income	$8,024	$5,314	$15,501	$11,482

Interest income, net	(331)	(197)	(541)	(367)
Income tax expense	3,614	3,111	7,519	7,070
Depreciation	2,169	1,778	4,227	3,477
Amortization	288	139	413	278

EBITDA	13,764	10,145	27,119	21,940

Stock-based compensation expense	2,411	2,201	4,190	4,091
Merger and acquisition expense	—	61	—	71

Adjusted EBITDA	$16,175	$12,407	$31,309	$26,102

Use of Non-GAAP Financial Measures
In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com